SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) February 7, 1997


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262






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                 Item 2.   Acquisition of Assets


        On February 7, 1997, with approximately 73% of London

Electricity plc's outstanding common shares tendered, Entergy

Corporation's cash offer totaling US $2.1 billion for London

Electricity plc was declared unconditional and Entergy assumed control.  Entergy's offer was originally announced in London on

December 18, 1996 by Entergy Power UK plc ("Entergy UK"), a

subsidiary of Entergy Corporation.  In order to make the

acquisition, Entergy UK will borrow approximately US $1.7

billion, nonrecourse to Entergy, pursuant to a Credit Facility comprised of a consortium of banks, underwritten by ABN-Amro Bank

N.V., Bank of America International Limited and Union Bank of

Switzerland.  Entergy will fund approximately $400 million of the equity investment with internally generated funds and its $300 million line of credit.  The closing is scheduled on or before

March 1, 1997.  London Electricity plc is an electric

distribution company serving approximately two million customers within the greater London area.



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                   Item 5.   Other Information

      Entergy Corporation issued the following press release in

connection with its release of earnings issued on February 13,

1996:

     Entergy Reports Fourth-Quarter, Full-Year 1996 Earnings

     NEW ORLEANS -- Entergy Corporation (NYSE: ETR) today reported fourth-quarter 1996 consolidated net income of $38.9 million, or 17 cents per share, compared with $3.8 million, or 2 cents per share, for the fourth quarter of 1995. Fourth-quarter 1996 revenues totaled $1.57 billion, compared with $1.43 billion for the same period a year ago.

     Twelve months 1996 consolidated net income totaled $420.0 million, or $1.83 per share, compared with $520.0 million, or $2.28 per share, for 1995. Revenues totaled $7.16 billion for the full year of 1996, compared with $6.29 billion for all of 1995.

     Both years' fourth-quarter and 12-month results contain several unusual items that reduced consolidated net income for the periods. These items are removed in the following comparison of "ongoing" earnings.

- Fourth-quarter 1996 ongoing net income was $42.1 million, down 11 percent from the $47.3 million for the same period of 1995. Ongoing earnings per share were 18 cents, down 14.3 percent from 21 cents in 1995.

- Full-year 1996 ongoing net income was $568.0 million, up 6.1 percent from the $535.2 million for 1995. Ongoing earnings per share were $2.48, up 5.5 percent from the $2.35 for 1995.

     Unusual items in the fourth quarter of 1996 and 1995 resulted in net charges of $3.2 million and $43.5 million, respectively. Charges taken in 1996 result from restructurings and write-offs, primarily in the company's energy-management subsidiary, Entergy Integrated Solutions. They were partially offset by regulatory and reserve adjustments, and a gain from the sale of some stock from Entergy's investment in a Pakistani power project.

     Net full-year 1996 charges totaled $147.9 million, compared with $15.2 million in 1995 charges. Largest among 1996 charges was a $174.4 million write-off in rate deferrals associated with the River Bend nuclear plant. This was taken in the first quarter in accordance with a new accounting rule (Financial Accounting Standards Board Statement No. 121).

             Fourth-Quarter 1996 Operations Reviewed

     Weather in the fourth quarter of 1996 was milder than in 1995's fourth quarter and milder than normal for Entergy's domestic retail energy service area (portions of Arkansas, Louisiana, Mississippi, and Texas). This affected sales and reduced fourth-quarter 1996 net income by about $10 million, compared with fourth-quarter 1995 results, and about $2 million compared with normal weather.

     Total retail sales increased only 1.9 percent in the fourth quarter of 1996. However, they were up 3.4 percent when the unfavorable weather effect is removed.

     Also, rate reductions in Entergy's domestic retail energy business lowered fourth-quarter 1996 revenues about $9 million, compared with the year-ago period.

               Full-Year 1996 Operations Reviewed

     Entergy's 1996 performance benefited from increased volume sales of electricity, lower operating expenses in its domestic retail energy business, and improved performance from the company's diversified growth businesses. Entergy's good 1996 financial performance was achieved despite a reduction of about $42 million in 1996 revenues, a result of rate actions.

     Full-year 1996 retail sales increased 3.6 percent, compared with 1995. When the effect of weather is removed from both years, Entergy's 1996 increase was an even stronger 4.0 percent. Total domestic retail customers increased 1.5 percent in 1996 to an average of 2.42 million. This growth reflects a continued healthy service-area economy.

     Kilowatt-hour sales of electricity increased in all customer classes in 1996. The percentage increases from 1995, on a weather-adjusted basis, were: 3.0 residential, 3.4 commercial/governmental, and 4.9 industrial. Entergy experienced significantly increased demand from the industrial chemicals and petroleum processing sectors, primarily situated in south Louisiana and eastern Texas. Also, demand was up in Arkansas in the metals, chemicals, and gas exploration sectors.

     Ongoing operation and maintenance expenses in the domestic retail energy business declined $29.4 million, or 2.1 percent, in 1996, compared with a year ago. Driving the lower O&M expenses were declining employee payroll expenses. In line with the company's drive to become more cost effective in preparation for competition, core-business employment declined 8.4 percent to 11,515 at year-end.

     Entergy's diversified growth businesses (those not regulated by domestic utility regulatory bodies) improved in 1996 performance. Although, as a group, they continued to operate in the red, the ongoing net loss declined to $12.1 million, compared with $44.1 million in 1995. On an ongoing basis, Entergy Power group's global power investments turned profitable in 1996. With CitiPower contributing, all international investments were profitable, as was Entergy Power, Inc., Entergy's domestic wholesale generation company.

     Entergy Integrated Solutions, a domestic provider of energy-efficient lighting, heating, ventilation, and air-conditioning services, recorded a 1996 loss that was higher than last year's but generally in line with expectations.

                             Outlook

     "1996 was a year of solid progress," Gerald D. McInvale, executive vice president and CFO, said. "We continued to improve operations in our domestic retail energy business while at the same time building a world-class international business. Entergy Power group delivered strong earnings growth in 1996 and we expect that to continue in 1997 and 1998. We also expect a significant reduction in Entergy Integrated Solutions' losses in 1997.

     "Our strategies are working and we continue to believe Entergy can achieve the 5 to 6 percent ongoing earnings growth in the 1996-99 time frame, as we have previously indicated," McInvale said. "While it is too early in the year to reliably forecast 1997 earnings, we would point out that we have had positive weather adjustments in each of the past four years. For example, in 1996, our $2.48 ongoing earnings per share included nine cents of positive weather. We, therefore, view the future from a $2.39 weather-adjusted earnings per share base. We will comment further on our earnings outlook as the year progresses."

     Entergy Corporation's on-line address is http://www.entergy.com.

      *****************************************************

     Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, competitive performance, or other prospects for the business of Entergy Corporation or its affiliated companies may be influenced by factors that could cause actual outcomes and results to be materially different than projected. Such factors include, but are not limited to, the effects of weather, the performance of generating units, fuel prices and availability, regulatory decisions and the effects of changes in law, capital spending requirements, the evolution of competition, changes in accounting standards, and other factors.

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of the business acquired.

               It is impractical for Entergy to provide at this

          time pro forma financial information or financial

          statements for London Electricity plc, and will file

          such financial statements within sixty (60) days

          pursuant to an amendment of this Form 8-K.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ENTERGY CORPORATION

                         By:          /s/Louis E. Buck
                                        Louis E. Buck
                          Vice President and Chief Accounting Officer

Dated:  February 18, 1997